UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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DECISIONPOINT SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

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September 20, 2014

To
The holders of our Common Stock and
The holders of our Series D Preferred Stock,

The year 2013 was a very eventful one for DecisionPoint Systems, Inc. The Company successfully completed two capital raises. In addition, the Board of Directors engaged an outside consultant to conduct a comprehensive top-down/ bottom-up review of all Company operations. This initiative included assessing existing Company talent; examining the operational structure of the business; evaluating current go-to-market activities against required sales, marketing and distribution capabilities; ensuring legal compliance and best practices; and recommending a plan to enable DecisionPoint to more rapidly achieve our strategic goal of becoming a leading mobility software solutions provider.

The plan was implemented at the beginning of this year. Results to date are significant, including annualized cost savings in excess of $3.4 million; a dramatically streamlined organization; and far more effective deployment of financial and human capital resources. In addition, our financial performance improved significantly in both Q1 and Q2 of this year compared to the same periods last year.

As described in our 8-K filings, the Company received an SEC Wells Notice in July. The Notice predominantly concerned alleged past acts of our then-CEO. A committee of the Board engaged new outside counsel to conduct an internal review of the matter, and based on that review the Company has sent the SEC a response to the Wells Notice setting forth why no action should be commenced against it. We await the SEC’s determination. On August 15, 2014, our CEO resigned from all his officer and director positions. Dan Romanello was named Acting CEO and the directors immediately commenced a search for a new, permanent CEO.

The Board of Directors has spent considerable time over the past two years helping the Company reposition itself for the future. It has not been an easy time, but I am proud to report that we have a strong, hardworking and resourceful team of directors, officers and employees, all of whom are dedicated to achieving sustained success and profitability.

I am excited about the solid progress we have made and believe we have developed a strong foundation for further growth. While there still is much to be done, we are making progress every day. We appreciate your continued support for DecisionPoint and look forward to a productive future.

Very truly yours,

Lawrence Yelin
Chairman of the Board of Directors

DECISIONPOINT SYSTEMS, INC.

8697 Research Drive
Irvine, CA 92618

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, October 15, 2014, 10:00 A.M. Eastern Time

The 2014 annual meeting of holders of shares of common stock, par value $.001 (“Common Stock”), and Series D Convertible Preferred Stock, par value $.001 (“Series D Preferred”) of DecisionPoint Systems, Inc. (“we”, the “Company” or “DecisionPoint”) will be held on Wednesday, October 15, 2014, at 10:00 A.M. Eastern Time at Courtyard by Marriott, New York LaGuardia Airport, 90-10 Grand Central Parkway, East Elmhurst, NY 11369. Holders as of the Record Date (as defined below) of shares of our either our Common Stock or our Series D Preferred, whom we collectively refer to as our “stockholders”, are entitled to notice of and to vote at the meeting. The items of business for the meeting are:

(1)
to elect seven directors to serve as our Board of Directors until our next annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal;

(2)	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm;
(3)	to approve the DecisionPoint Systems, Inc. 2014 Equity Incentive Plan;
(4)	to approve, on an advisory basis, our executive compensation;
(5)	to select, on an advisory basis, the frequency of future advisory votes on executive compensation; and
(6)	to transact such other business as may properly come before the meeting.
These items of business are more fully described in the accompanying proxy statement. The Company’s annual report on Form 10-K for the year ended December 31, 2013, which includes the Company’s consolidated financial statements as of and for the year ended December 31, 2013, is being mailed with these materials.

The Board of Directors has fixed the close of business on September 3, 2014 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof. The list of our stockholders as of the Record Date may be examined by any such stockholder at the meeting and, during the 10 days prior to the meeting, by contacting Daniel Klein, Broadridge, email: Daniel.Klein@Broadridge.com. Each share of Common Stock shall entitle the holder thereof to cast one (1) vote on each matter submitted to a vote at the annual meeting. Under the terms of the Series D Preferred, as of the Record Date, each holder of a share of Series D Preferred would be entitled to convert that share into ten (10) shares of Common Stock. As a result, each Series D Preferred share shall entitle the holder thereof to cast ten (10) votes on each matter submitted to a vote at the annual meeting.

Stockholders of record can vote their Common Stock or Series D Preferred by using the Internet or telephone. Instructions for using these convenient services are set forth in the enclosed materials. You may also vote your Common Stock or Series D Preferred by marking your votes on the enclosed white proxy card, signing and dating that card and mailing it in the enclosed envelope.

Your vote is important. Please vote by using the Internet or telephone, or by marking, signing, dating and returning the enclosed white proxy card.

By order of the Board of Directors
September 20, 2014	/s/ Marc Ferland
Marc Ferland
Acting Secretary

IMPORTANT: THE COMPANY’S PROXY MATERIALS AND ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 ARE AVAILABLE AT www.proxyvote.com.

DECISIONPOINT SYSTEMS, INC.

8697 Research Drive
Irvine, CA 92618

PROXY STATEMENT

 2014 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, October 15, 2014, 10:00 A.M. Eastern Time

This proxy statement is being furnished in connection with the 2014 annual meeting of holders of shares of common stock, par value $.001 (“Common Stock”), and Series D Convertible Preferred Stock, par value $.001 (“Series D Preferred”) of DecisionPoint Systems, Inc. (“we”, the “Company” or “DecisionPoint”), to be held on Wednesday, October 15, 2014, at 10:00 A.M. Eastern Time at Courtyard by Marriott, New York LaGuardia Airport, 90-10 Grand Central Parkway, East Elmhurst, NY 11369, and in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be used at the meeting and at any adjournments thereof. Holders as of the Record Date (as defined below) of shares of either our Common Stock or our Series D Preferred, whom we collectively refer to as our “stockholders”, are entitled to notice of and to vote at the meeting. The items of business for the meeting are:

(1)
to elect seven directors to serve as our Board of Directors until our next annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal;

(2)	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm;
(3)	to approve the DecisionPoint Systems, Inc. 2014 Equity Incentive Plan;
(4)	to approve, on an advisory basis, our executive compensation;
(5)	to select, on an advisory basis, the frequency of future advisory votes on executive compensation; and
(6)	to transact such other business as may properly come before the meeting.

This proxy statement and the accompanying notice of annual meeting and form of proxy card are first being mailed to stockholders on or about September 20, 2014 The Company’s annual report on Form 10-K for the year ended December 31, 2013, which includes the Company’s consolidated financial statements as of and for the year ended December 31, 2013, is being mailed with these materials.

The Board of Directors has fixed the close of business on September 3, 2014 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof. As of the Record Date, there were outstanding and entitled to vote 12,729,563 shares of our Common Stock and 10,286,718 shares of our Series D Preferred (on an as-converted basis), for a total of 23,016,281 shares. The list of our stockholders as of the Record Date may be examined by any such stockholder at the annual meeting and, during the 10 days prior to the meeting, by contacting Daniel Klein, Broadridge, email: Daniel.Klein@Broadridge.com.

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying materials, and the cost of soliciting proxies relating thereto, will be borne by the Company. The Company has hired Broadridge Financial Solutions, Inc. (“Broadridge”) to assist in the distribution of proxy materials and the solicitation of proxies. We expect that Broadridge’s fee, legal fees, out-of-pocket expenses and any other charges will total approximately $35,000. Proxies will be solicited on behalf of our Board of Directors by mail, telephone, facsimile or electronic mail, and by officers of the Company without extra compensation. Some brokers and other third parties have customers who beneficially own Common Stock or Series D Preferred held as of record in the name of such brokers or third parties. The Company will reimburse such brokers and third parties for their reasonable and customary expenses in forwarding our proxy materials to such beneficial owners.

Quorum

Normally, at a meeting of our stockholders, the presence, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting shall constitute a quorum. However, on or about July 14, 2014, stockholder Michael N. Taglich brought an action against the Company in the Delaware Chancery Court, seeking to compel the Company to hold an annual meeting. On July 23, 2014, the Company and Mr. Taglich settled the action, agreeing that the Company would hold its annual meeting on or before October 15, 2014. Under the court order enforcing the settlement, at this annual meeting, the shares of stock represented in person or by proxy, and entitled to vote at the meeting, shall constitute a quorum, notwithstanding any provision of our certificate of incorporation or bylaws to the contrary. For further information regarding the lawsuit, see “Additional Disclosure relating to Our Directors, Executive Officers and Corporate Governance—Corporate Governance—Involvement in Legal Proceedings—Setting Date of Annual Meeting”.

Votes per Share, Votes Required for the Passage of Items, Effect of Abstentions

Each share of Common Stock shall entitle the holder thereof to cast one (1) vote on each matter submitted to a vote at the annual meeting. Under the terms of the Series D Preferred, as of the Record Date, each holder of a share of Series D Preferred would be entitled to convert that share into ten (10) shares of Common Stock. As a result, each Series D Preferred share shall entitle the holder thereof to cast ten (10) votes on each matter submitted to a vote at the annual meeting. Given the foregoing, as of the Record Date, holders of Common Stock were entitled to cast a total of 12,729,563 votes and holders of Series D Preferred (on an as-converted basis) were entitled to cast a total of 10,286,718 votes, for an aggregate total of 23,016,281 votes eligible to be cast. Under the terms of the Series D Preferred, on the items of business being presented at the annual meeting, the holders of Common Stock and the holders of Series D Preferred shall vote together and not as separate classes.

Directors shall be elected by a plurality of the votes cast. In respect of other actions, any ratification or approval shall be authorized by a majority of the votes cast. The results of advisory votes shall not be binding on the Company or the Board. At the meeting, abstentions shall be deemed to be votes not cast, although they shall be counted for purposes of determining the existence of a quorum.

Voting Procedures, Proxies

Holders of Record

If you hold our Common Stock or Series D Preferred in your own name, as a “holder of record”, also known as a “record holder” or “registered holder”, you may vote your shares by attending the annual meeting in person or by appointing other persons (“proxies”) to vote on your behalf pursuant to your instructions. You may appoint and instruct proxies to vote your shares in favor of the Board’s positions through any of the following methods:

•	using the Internet to log on to www.proxyvote.com, and following the instructions provided;

•	using any touch-tone telephone to dial 1-800-690-6903, and following the instructions provided; or

•	marking, signing, dating, and returning the WHITE proxy card in the postage-paid mailing envelope provided.

If you are a holder of record and do not appoint and instruct proxies, then you must attend the meeting in person in order to vote.

If a Holder of Record Does Not Provide Voting Instructions. If you are a holder of record and sign and return the WHITE proxy card, but do not otherwise mark your votes or instructions on the card, the individuals named as proxies on the card will vote your shares as set forth under “—Directors’ Recommendations”, below, and, with respect to such other business as may properly come before the meeting, as recommended by the Board of Directors or, if no such recommendation is given, in such proxies’ discretion. At the meeting, your votes shall be counted for purposes of determining the existence of a quorum.

Beneficial Owners

If you do not hold our Common Stock or Series D Preferred in your own name, but instead hold your interests through one or more intermediaries, such as a bank or broker (known as holding or owning shares “in street name”), then you are considered a holder of a beneficial interest in our Common Stock or Series D Preferred, or a “beneficial owner”, and you will be able to vote the shares in which you hold your interests through those intermediaries. An intermediary will forward our proxy materials to you and request your instructions as to how to vote the shares. If you are a beneficial owner and wish to attend the annual meeting in person, you will have to arrange to do so on a timely basis through the record holder of the shares in which you hold your interests. You should contact your intermediary immediately in order to see how that might be arranged.

If a Beneficial Owner Does Not Provide Voting Instructions. If you are a beneficial owner and you do not provide voting instructions to your intermediary, your intermediary will be permitted to vote on your behalf as to certain matters, but not as to other matters, as determined under applicable securities industry rules. These rules allow brokers and other intermediaries to vote your shares without your instructions, in their discretion, on “routine” matters. However, on matters considered “non-routine,” they may not vote your shares without your instructions. Shares that brokers and other intermediaries are not authorized to vote without your instructions are referred to as “broker non-votes.”

The ratification of BDO USA, LLP as the Company’s independent registered public accounting firm is considered a routine matter, and therefore brokers and other intermediaries may vote on your behalf in regard to this proposal without your instructions. Please note that if you want your votes in regard to this proposal to be counted in a particular way, you must instruct your broker or other intermediary how to vote your shares. If you do not provide voting instructions, your shares may be voted without your instructions and may be voted other than in the particular way you have in mind.

All the other matters proposed for a stockholder vote and addressed in this proxy statement are considered non-routine matters, and therefore brokers and other intermediaries may not vote on your behalf on any of these matters without your instructions. Please note that if you want your votes as to any of these matters to be counted, you must instruct your broker or other intermediary how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf in respect of these matters. The non-routine matters are:

•	the election of directors;

•	the approval of the 2014 Equity Incentive Plan;

•	the advisory vote on executive compensation; and

•	the advisory vote on the frequency of future advisory votes on executive compensation.

At the meeting, broker non-votes shall be deemed to be votes not cast, although they shall be counted for purposes of determining the existence of a quorum.

Revocability of Proxies

A proxy may be revoked at any time prior to the voting thereof, by giving notice to the Acting Secretary of the Company in writing c/o DecisionPoint Systems, Inc., 8697 Research Drive, Irvine, CA 92618, or in open meeting.

Cumulative Voting

Stockholders of the Company are not entitled to exercise cumulative voting rights in the election of directors.

Notice of Electronic Availability of Proxy Materials

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), these proxy materials and our annual report on Form 10-K for the year ended December 31, 2013 are being made available to our stockholders online, and are available at www.proxyvote.com.

Directors’ Recommendations

The Board of Directors recommends that you cast your votes FOR ALL of the Board’s seven nominees who are standing for election to the Board of Directors (Proposal 1); FOR the ratification of BDO USA, LLP as our independent registered public accounting firm (Proposal 2); FOR the approval of the DecisionPoint Systems, Inc. 2014 Equity Incentive Plan (Proposal 3); FOR the advisory vote to approve executive compensation (Proposal 4); and for 3 YEARS in regard to the frequency of future advisory votes on executive compensation (Proposal 5).

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors is currently composed of six directors. Our Compensation and Governance and Nominating Committee has recommended their re-election, and the current Board has accepted this recommendation. In addition, our Compensation and Governance and Nominating Committee has recommended that James F. DeSocio join the Board, based on his successful career transitioning hardware-focused product and service companies to software-focused businesses. The current Board has accepted this recommendation. As a result, we recommend that our stockholders elect all of the seven individuals named below to serve as our Board of Directors until our next annual meeting of stockholders and until such Board members’ respective successors have been elected and qualified or until such Board members’ earlier resignation or removal.

Our Board analyzes the independence or lack of independence of our individual directors under the director independence rules of the NASDAQ Stock Market. The Board considers all of our current directors and Mr. DeSocio (and therefore all of the nominees below) to be independent of management and therefore independent under those rules, noting that Robert Schroeder joined the Board following our series E Preferred Stock offering and is associated with certain Series E investors, although he is not formally a representative of any investors.

The nominees are:

Name	Age	Director Since	Positions with Company

Lawrence Yelin	70	2011	Director and Chairman
David M. Rifkin	58	2003	Director
Jay B. Sheehy	58	2011	Director
Marc Ferland	69	2011	Director
Donald Dalicandro	53	2012	Director
Robert Schroeder	47	2013	Director
James F. DeSocio	59	-	None

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Lawrence Yelin, Director and Chairman

Mr. Yelin became a Director of DecisionPoint on June 15, 2011, upon the effectiveness of the merger between DecisionPoint’s corporate predecessor and Comamtech, Inc. (the “Merger”). He became Chairman of the Board of Directors in June 2014. He also serves on our Audit Committee. Mr. Yelin is an attorney, who has had his own practice since February 2009 and practices primarily corporate, business and financing law. From June 1980 until January 2009, he was an attorney partner at the Canadian law firm of Fasken Martineau DuMoulin LLP and one of its predecessor firms, Martineau Walker, where he was also a managing partner. He obtained a B.A. and a B.C.L. from McGill University. Mr. Yelin resides in Montreal, Quebec and is a Canadian citizen.

We believe that Mr. Yelin’s legal and board of directors knowledge and experience qualify him to serve on the Company’s Board of Directors. In particular, Mr. Yelin was a director of our predecessor entity, Comamtech, and has experience in the product and service markets in which the Company operates.

David M. Rifkin, Director

Mr. Rifkin has been an investor in DecisionPoint and its corporate predecessors and a director since 2003. He serves as Chair of our Compensation and Governance and Nominating Committee and serves on our Audit Committee. Mr. Rifkin is the President and CEO and co-owner of eGlobalfares, LLC, a global software and solution provider to the travel industry since 2006. Its product eGlobalfares is in use in over 50 countries. From 2003 to 2006, Mr. Rifkin was the Senior Vice President of Corporate Sales and a member of the executive team at Adelman Travel Group, a top 10 U.S. travel management company. Mr. Rifkin also worked in family businesses in insurance, real estate and travel. Mr. Rifkin has served on the Board of Directors of the Greater Valley Chamber of Commerce, Valley United Way, Griffin Hospital, Spooner House (Homeless Shelter), Visiting Nurse Association of South Central Connecticut, Hewitt Memorial Hospital and Valley Community Foundation. Mr. Rifkin received the degree of Bachelor of Science in Business Administration from Bucknell University.

We believe that Mr. Rifkin’s management and industry knowledge and experience qualify him to serve on the Company’s Board of Directors. In particular, Mr. Rifkin has experience in software development and as a CEO, president and director of private companies and community groups.

Jay B. Sheehy, Director

Mr. Sheehy became associated with DecisionPoint and its corporate predecessors as an investor in 2003 and became a director upon the effectiveness of the Merger. He serves as Chairman of our Audit Committee and serves on our Compensation and Governance and Nominating Committee. Mr. Sheehy has been the President and Principal of Kamco Supply of New England (“Kamco”), a $100 million building materials distribution business, since 1996. From 1984-1995, Mr. Sheehy was President and Principal of Stanley Svea Building Supply, until he merged that company into Kamco. Previously, Mr. Sheehy held an internal audit position at Connecticut Bank and Trust and a Budget Analyst post with Combustion Engineering and was a Manager of Financial Analysis with PepsiCo. After graduating from Bucknell University in 1977 with a Bachelor’s degree in business administration, he went on to earn an MBA from the University of Connecticut, APC from NYU and his CPA accreditation. Mr. Sheehy is a Trustee of The Gunnery School, a former Board Member of the Connecticut Business and Industry Association (CBIA) and a former officer of Churchill Casualty Insurance.

We believe that Mr. Sheehy’s management, operations, financial and accounting knowledge and experience qualify him to serve on the Company’s Board of Directors. In particular, Mr. Sheehy has experience serving as president of entities with revenues of a size similar to the Company’s and has experience as a CPA.

Marc Ferland, Director

Mr. Ferland became a director of DecisionPoint upon the effectiveness of the Merger. He serves on our Compensation and Governing and Nominating Committee. Mr. Ferland had served as President and Chief Executive Officer of Copernic Inc. (“Copernic”) from March 2008 and on its Board of Directors from September 2007. In November 2010, Copernic was sold to N. Harris Computer Corporation and Mr. Ferland resigned his duties with Copernic and simultaneously assumed the position of Chairman of the Board and President/Chief Executive Officer of Copernic’s successor, Comamtech, Inc. Prior to his affiliation with Copernic and Comamtech, Mr. Ferland worked in the venture capital industry in various capacities, with Caisse de Depot et Placement du Quebec (Canada’s largest pension fund), VantagePoint (a Silicon Valley venture capital fund) and Gen24 Capital, which he co-founded. Mr. Ferland also worked in the telecommunications industry in senior roles with Cantel (now Rogers), Scotpage/Scotcom, Telesystem National and Microcell Telecom. Mr. Ferland also spent almost 20 years in a variety of management positions with Canadian General Electric. He graduated from the University of Montreal with a B.A. honors in economics and did post-graduate work at McGill University and Harvard Business School. Mr. Ferland is a Canadian citizen.

We believe that Mr. Ferland’s management, operations and telecommunications knowledge and experience qualify him to serve on the Company’s Board of Directors. In particular, Mr. Ferland was a director of our predecessor entity, Comamtech, and has experience in the product and service markets in which the Company operates.

Donald Dalicandro, Director

Mr. Dalicandro became a director upon the consummation of the acquisition of Apex Systems Integrators Inc. on June 4, 2012. Mr. Dalicandro founded Apex Systems Integrators Inc. in 1998. During his career he has founded and led companies in technology, manufacturing, commercial real estate and consulting services. In 2007, Mr. Dalicandro obtained his Chartered Director designation from The Directors College, DeGroote School of Business. He currently holds Board positions with Joseph Brant Memorial Hospital (Board Chair), Deposit Insurance Corporation of Ontario and Burlington Hydro Inc. (Chair, Governance and Audit). Mr. Dalicandro has an Honors Engineering degree from the University of Waterloo and completed his MBA at McMaster University. He is a registered Professional Engineer in Ontario. Mr. Dalicandro is a Canadian citizen.

We believe that Mr. Dalicandro’s entrepreneurial, management, operations and board of directors knowledge and experience qualify him to serve on the Company’s Board of Directors. In particular, Mr. Dalicandro founded and ran one of our acquired companies and has substantial board of directors knowledge and experience.

Robert Schroeder, Director

Mr. Schroeder was elected to the Board of Directors on November 18, 2013, after being nominated to the board of directors by Taglich Brothers, Inc. (“Taglich”), in connection with the Company’s previously disclosed sale of Series E Preferred Stock, for which Taglich acted as placement agent. He is Vice President of Investment Banking of Taglich and specializes in advisory services and capital raising for small public and private companies. Prior to that, Mr. Schroeder served as Senior Equity Analyst publishing sell-side research on publicly traded companies. Mr. Schroeder has been with Taglich since 1993. Prior to joining Taglich, Mr. Schroeder served in various positions in the brokerage and public accounting industries. Mr. Schroeder received a B.S. degree in accounting and economics from New York University. He currently serves on the board of directors of Air Industries Group, a publicly traded manufacturer of aerospace parts and assemblies. He also currently serves on the board of publicly traded Intellinetics, Inc., a provider of cloud-based enterprise content management solutions.

We believe that Mr. Schroeder’s financial knowledge and experience qualify him to serve on the Company’s Board of Directors. In particular, Mr. Schroeder has experience with companies of a size similar to the Company’s, as well as investment banking, financial, board of directors and accounting experience.

James F. DeSocio

Mr. DeSocio has no prior history with DecisionPoint, but was identified to us as a strong director candidate based on his successful career transitioning hardware-focused product and service companies to software-focused businesses.

Mr. DeSocio has more than 20 years of international enterprise software sales experience. As the current Executive Vice President of Field Operations at XRS Corporation, he is responsible for enterprise license revenue, professional services sales and implementation and business development and partner programs. During his tenure, XRS has successfully launched its new enterprise Fleet Management software, XRS (the product), and has sold to and implemented product and service offerings for hundreds of new customers. Prior to XRS, Mr. DeSocio served as Executive Vice President of Global Sales and Business Development at Antenna Software. From Dec 2007 through June 2012, Mr. DeSocio grew Antenna’s annual bookings fourfold. Mr. DeSocio also served as Chief Executive Officer of Riskclick Inc., a venture-funded startup focused on developing a cloud-based underwriting solution for the property and casualty insurance market. Over a three-year period, Mr. DeSocio raised an $8 million round of funding, solidified the company product and customer bases and in July 2007 led the sale of Riskclick to Skywire Software, which was subsequently sold to Oracle in June 2008. Mr. DeSocio also held various roles with Lawson, now Infor, over a twelve-year period, including Executive Vice President of Worldwide Field Operations, in which role he was responsible for all company revenue, and leader of its successful IPO. Mr. DeSocio holds a business administration degree from Rutgers University.

We believe that Mr. DeSocio’s enterprise software, sales, business development, managerial, executive, and technology company knowledge and experience qualify him to serve on the Company’s Board of Directors. In particular, Mr. DeSocio has managed and grown sales and operations at a number of software-focused technology companies.

Director Compensation

The following table sets forth, with respect to each director, all compensation, including equity awards and payments, made during the year ended December 31, 2013. Committee chairpersons receive additional compensation for their service.

					Change in
					Pension Value
					& Nonqualified
	Fees Earned			Non-Equity	Deferred
	or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation

David M. Rifkin	$53,000	$-	$18,000	$-	$-	$-
Jay B. Sheehy	58,000	-	18,000	-	-	-
Robert M. Chaiken	48,000	-	18,000	-	-	-
Marc Ferland	48,000	-	12,000	-	-	-
Lawrence Yelin	48,000	-	12,000	-	-	-
Robert Schroeder *	5,700	-	-	-	-	-
Donald Dalicandro **	-	-	-	-	-	-

* Mr. Schroeder joined the Board in November 2013.

**  In 2013, Mr. Dalicandro was an executive officer as well as a director and therefore did not receive additional compensation for his Board service.

Effective April 1, 2014, the Board set the annual compensation of our outside directors at  $18,000 in cash plus options to acquire $21,600 in Common Stock (the “Outside Director Compensation Options”), both payable quarterly in arrears, with the exercise price of the Outside Director Compensation Options equal to the closing price of the company’s Common Stock on the last day of the quarter and the number of shares subject to such options rounded up to eliminate any fractional shares. The Director Compensation Options vest immediately upon grant and have a three-year expiration period, in each case whether or not the outside director is still involved with the Company. In addition, each outside director will continue to receive an additional $10,000 in Common Stock options (the “Additional Outside Director Options”). The Additional Outside Director Options are to be allocated to the outside director at the beginning of each year. They will vest in 12 months and have a three-year expiration period, in each case whether or not the outside director is still involved with the Company.

In June 2014, the Board separated the roles of Chairman of the Board and Chief Executive Officer. Additional annual compensation for serving as Chairman was set at $10,000. Additional annual compensation for serving as Chair of the Audit Committee and Chair of the Compensation and Governance and Nominating Committee remained the same, at $10,000 and $5,000 annually, respectively.

The following table sets forth, with respect to each director, all compensation, including equity awards and payments, earned during the eight months ended August 31, 2014.

					Change in
					Pension Value
					& Nonqualified
	Fees Earned			Non-Equity	Deferred
	or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation

David M. Rifkin	$23,000	$-	$9,500	$-	$-	$-
Jay B. Sheehy	26,000	-	9,500	-	-	-
Robert M. Chaiken *	16,500	-	9,500	-	-	-
Marc Ferland	19,500	-	9,500	-	-	-
Lawrence Yelin	21,000	-	9,500	-	-	-
Robert Schroeder	19,500	-	9,500	-	-	-
Donald Dalicandro **	6,000	-	-	-	-	-

*   On June 19, 2014, Board member Robert M. Chaiken resigned from his position, effective July 1, 2014

** Mr. Dalicandro was an executive officer for part of 2014, as well as a director, and therefore did not receive additional compensation for his Board service for that part of 2014.

Recent Developments

On August 15, 2014, Nicholas R. Toms resigned from his position as member of the Board of Directors, as well as his positions as Chief Executive Officer and President. His resignation was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. See “Additional Disclosure relating to Our Directors, Executive Officers and Corporate Governance—Executive Officers—Recent Developments”, later in this document.

Vote Required and Recommendation

Each stockholder is being asked to vote “For All” of the nominees proposed for election to the Board of Directors, or to “Withhold All” votes from such nominees, or to vote “For All Except” whichever individual nominees the stockholder selects. Assuming a quorum is present, directors shall be elected by a plurality of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE SEVEN NOMINEES NAMED FOR ELECTION TO THE BOARD OF DIRECTORS.

ADDITIONAL DISCLOSURE RELATING TO OUR
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Corporate Governance

Overview

In accordance with our Certificate of Incorporation and Bylaws, our Board of Directors elects the Chairman of the Board and appoints our executive officers, and each of these positions may be held by the same or separate persons. Lawrence Yelin, our current Chairman, is non-executive chairman. The Board of Directors reviews the need for any changes to its corporate governance arrangements from time to time in light of the Company’s changing business needs.

Board of Directors

The Board of Directors takes an active role in overseeing the management of our risks. The Board regularly reviews information relating to our liquidity, operations, results of operations and financial condition. Recently, the Board has also taken an active role in overseeing our ongoing cost control efforts.

Board Meetings.  The Board held four scheduled meetings during 2013. On four other occasions during the year, the directors, after conferring individually or in writing, adopted Board resolutions by a majority of votes via written consents. The independent directors met in executive session eight times during 2013.

Meeting Attendance.  Directors are expected to attend the annual meeting of stockholders and all regularly scheduled Board meetings. All Directors attended at least 75% of all meetings of the Board and the committee(s) on which they served during the fiscal year 2013.

Board Committees

Our Board of Directors has two committees: an Audit Committee and a Compensation and Governance and Nominating Committee. Each of the two committees consists solely of independent directors.

Audit Committee

The members of the Audit Committee are Jay B. Sheehy, David M. Rifkin and Lawrence Yelin. The Audit Committee Chairman is Jay B. Sheehy. The Audit Committee assists our Board in fulfilling its responsibility for the oversight of the quality and integrity of our accounting, auditing and reporting practices, and undertakes such other duties as directed by the Board. The Audit Committee’s purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements and the qualifications of the public registered accounting firm engaged by us as our independent auditor. Jay B. Sheehy is the “audit committee financial expert” within the meaning of SEC rules and regulations.

The Audit Committee met six times in 2013, including five times with BDO USA, LLP, which serves as our independent registered public accounting firm. All of the Audit Committee members were in attendance during those meetings. The Audit Committee has a charter, which is available on the Company’s website at www.decisionpt.com.

Report of the Audit Committee:

The Audit Committee hereby reports as follows:

1.
Management has the primary responsibility for the Company’s financial statements and reporting processes, including its system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the 2013 audited financial statements with the Company’s management.

2.
The Audit Committee has discussed with the Company’s independent audit firm the overall scope of, and plans for, its audits. The Audit Committee has met with the independent audit firm to discuss the Company’s financial reporting processes, in addition to other matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”).

3.
The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB concerning independence, and has discussed with BDO USA, LLP its independence.

4.
Based on the matters and discussions referred to in paragraphs (1) through (3) above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the 2013 audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

5.
After considering BDO USA, LLP’s experience and independence, the Audit Committee recommends that the Company (a) retain BDO USA, LLP as the Company’s independent audit firm to perform the audit of the Company’s financial statements as of and for the year ending December 31, 2014 and (b) submit to the stockholders a proposal that they ratify BDO USA, LLP, as the Company’s independent audit firm at the 2014 annual meeting.

Jay B. Sheehy (Chairman)
David M. Rifkin
Lawrence Yelin

Compensation and Governance and Nominating Committee

The members of the Compensation and Governance and Nominating Committee members are Jay B. Sheehy, David M. Rifkin and Marc Ferland. The Compensation and Governance and Nominating Committee Chairman is David M. Rifkin. The Committee’s roles are: (1) to discharge the Board’s responsibilities relating to the compensation of our directors and executives; (2) to oversee and advise the Board on the adoption of policies that govern our compensation and benefit programs; (3) to oversee the work of compensation consultants; and (4) to develop and evaluate potential director candidates for consideration in the event of a vacancy on the Board of Directors, and making nominee recommendations to the Board of Directors.

The Committee met four times in 2013. All of the Committee members were in attendance during those meetings. From time to time, the Committee engages outside compensation consultants to provide it with information relating to industry compensation practices and advice as to compensation levels to adopt for the Company, although all compensation recommendations to the Board are made by the Committee only. The Committee recommended to the current Board that the nominees named in Proposal 1 be proposed to the stockholders for election to the Board. The Committee has a charter addressing the compensation aspects of its duties, which is available on the Company’s website at www.decisionpt.com.

Director Nomination Process

The Committee seeks candidates for election and appointment that possess the integrity, leadership skills and competency required to direct and oversee the Company’s management. Nominee candidates must be willing to regularly attend committee and Board meetings, develop a thorough understanding of the Company, its business and its requirements, contribute his or her time and knowledge to the Company and be prepared to exercise his or her duties with skill and care. In addition, each candidate should have an informed understanding of relevant corporate governance principles and practices and the duties of a director of a public company. Although diversity may be a consideration in the nomination process, the Compensation and Governance and Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates.

Stockholders may propose candidates for the Committee to consider by contacting the Committee Chairman care of the Company at its principal executive offices. Such correspondence should include a detailed description of the proposed candidate’s qualifications and contact information for the proposing stockholder and the proposed candidate.

Currently, the Committee is overseeing the search for a new Chief Executive Officer of the Company. Director Robert Schroeder is participating with the Committee in this process. The Committee and director Schroeder expect to engage outside search companies to assist with the search to the extent they consider it cost-effective and otherwise advisable.

Code of Ethics

The Company has a Code of Ethics that applies to all our directors, officers (including our Chief Executive Officer, Chief Financial Officer and any person performing similar functions) and employees. We review transactions with related parties using the provisions included in the Code of Ethics. Additionally, we have established a toll-free phone telephone number through which employees can register concerns. This service is provided by an independent service provider. A copy of our Code of Ethics is attached as Appendix A hereto. In addition, the code is available on the Company’s website at www.decisionpt.com, and printed copies may be requested by writing to us at 8697 Research Drive, Irvine, CA 92618, Attention: Investor Relations.

Involvement in Legal Proceedings

To our knowledge, during the last ten years, none of our directors or executive officers has:

•	had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; or

•
been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Wells Notice. On July 2, 2014, the Company received a written “Wells Notice” from the staff of the SEC, indicating that the staff had preliminarily determined to recommend that the SEC bring an administrative proceeding against the Company. On the same day, the Company’s then-CEO, Nicholas R. Toms, also received a Wells Notice. The SEC staff informed the Company that both Wells Notices were based on allegations that the CEO had been the beneficial owner of shares of Company Common Stock that had been traded, but whose trading had not been disclosed in public reports filed by the CEO himself and by the Company. A Wells Notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides the recipient with an opportunity to respond to issues raised by the SEC staff and to offer its perspective to the SEC staff prior to any decision to institute proceedings. On August 8, 2014, the Company made a submission to the SEC staff in response to the Wells Notice, setting forth why no action should be commenced against it. In addition, the Company’s Audit Committee has conducted an internal review of the matters underlying the Wells Notice, assisted by new outside counsel. On August 15, 2014, Mr. Toms resigned from his positions as Chief Executive Officer, President and member of the Board of Directors. See “—Executive Officers—Recent Developments”.

Setting Date of Annual Meeting. On or about July 14, 2014, stockholder Michael N. Taglich brought an action against the Company in the Delaware Chancery Court, seeking to compel the Company to hold an annual meeting of stockholders. On July 23, 2014, the Company and Mr. Taglich settled the action. Under the court order enforcing the settlement, at this annual meeting, the shares of stock represented in person or by proxy, and entitled to vote at the meeting, shall constitute a quorum, notwithstanding any provision of our certificate of incorporation or bylaws to the contrary.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Executive Officers

Recent Developments

On August 15, 2014, Nicholas R. Toms resigned from his positions as Chief Executive Officer, President and member of the Board of Directors. Mr. Toms had been on leave from his duties as an officer since July 2014. See the Company’s Current Report on Form 8-K dated July 10, 2014, available at www.sec.gov; see also “—Corporate Governance—Involvement in Legal Proceedings—Wells Notice”. His resignation was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dan Romanello, who served from August 2013 until July 2014 as the Executive Advisor to the CEO and upon the beginning of Mr. Toms’ leave was assigned Mr. Toms’ duties as an officer on an interim basis, has been named Acting Chief Executive Officer by the Board of Directors. The Board has commenced a search for a new, permanent Chief Executive Officer.

Name	Age	Position

Dan Romanello *	61	Acting Chief Executive Officer
Nicholas R. Toms **	65	Former Chief Executive Officer, President and Director
Michael P. Roe	52	Chief Financial Officer
Donald Dalicandro ***	53	Former Chief Executive Officer Apex, Director
Gregory A. Henry	51	Senior Vice President, Operations and Software Services
John E. Chis	57	Senior Vice President, Sales
Bryan E. Moss	48	Senior Vice President, Professional Services

*  On August 15, 2014, Nicholas R. Toms resigned from his positions as Chief Executive Officer, President and director and Mr. Romanello was named Acting Chief Executive Officer.

**  Prior to June 2014, Mr. Toms served as Chairman of the Board, as well as a director. In June 2014, the Board separated the roles of CEO and Chairman, and director Lawrence Yelin became Chairman. On August 15, 2014, Mr. Toms resigned from his positions as Chief Executive Officer, President and director.

***  Mr. Dalicandro and the Company agreed to terms for his separation as an officer as of July 31, 2013.

Dan Romanello, Acting Chief Executive Officer

Mr. Romanello, who served from August 2013 until July 2014 as the Executive Advisor to the CEO and upon the beginning of Mr. Toms’ leave was assigned Mr. Toms’ duties as an officer on an interim basis, has been named Acting Chief Executive Officer by the Board. From 2009 to 2011, Mr. Romanello served as a consultant on a full-time basis to Antenna Software, a business mobility solutions provider. Mr. Romanello began his professional association with Antenna Software in 2001 and conducted various projects for it over a 10-year period. In October 2009, Mr. Romanello founded New Berkshire Partners to provide human capital advisory and management consulting services to rapid-growth software and services companies. From 2006 to 2009, Mr. Romanello was Managing Director with Ross & Company, a boutique executive search and management consulting firm focused upon serving venture capital financed, development stage companies in the IT and healthcare sectors. Prior to November 2006, Mr. Romanello spent 14 years with Spencer Stuart, including as a partner, senior member of the firm’s global technology team, founder and leader of the firm’s Enterprise Software practice and co-manager of the firm’s North American Technology, Communications & Media practice.  Mr. Romanello has over 30 years of experience serving in roles as a senior advisor to CEOs, investors and boards of directors across a broad spectrum of strategic and operational issues, including M&A due diligence and integration; organizational development; new go-to-market initiatives; corporate governance; executive assessment; board composition; and CEO and director recruitment. Mr. Romanello is a graduate of Holy Cross College and has completed additional studies in business leadership at the Wharton School of Business.

Michael P. Roe, Chief Financial Officer

Michael Roe has been serving as the Company’s Vice President, Finance since October 2012 and was named Principal Financial Officer in May 2013. On February 21, 2014, Mr. Roe was appointed to serve as Chief Financial Officer. Prior to starting with the Company, Mr. Roe spent approximately one year as an independent financial consultant. From October 2006 to October 2011, Mr. Roe served as the Chief Accounting Officer for Metagenics, Inc., a global life sciences company. Mr. Roe previously worked with KPMG LLP in Orange County, California and is an active, licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Gregory A. Henry, Senior Vice President, Operations and Software Services

Mr. Henry joined DecisionPoint Systems in 2001 to lead the Professional Services organization.  Since joining, he has held multiple management positions and led many of the Company’s growth initiatives.  Prior to joining DecisionPoint, Mr. Henry was with Symbol Technologies for 13 years and held positions in Professional Services, Product Marketing, Sales and Services Management.  Mr. Henry attended California State University at Sacramento, receiving a Bachelor of Science degree in business administration/ marketing.

John E. Chis, Senior Vice President, Sales

Mr. Chis joined DecisionPoint in November 2004, as General Manager and Vice President of Sales. Mr. Chis has been an integral part of the senior management leadership from 2004 until present with responsibility in operations, marketing, strategic planning and partner development. Mr. Chis has over thirty years of senior management experience beginning with his career at Telxon. Mr. Chis also held senior management positions at Symbol Technologies in both sales and Retail Vertical Lead. Mr. Chis is a graduate of the University of Akron (College of Business) and has participated as an Advisor to the College of Business on their Advisory Board.

Bryan E. Moss, Senior Vice President, Professional Services

Mr. Moss joined DecisionPoint upon the consummation of the Company’s acquisition of CMAC Inc. (“CMAC”) on December 31, 2010. He has 21 years of information technology, logistics, sales, and engineering experience. Mr. Moss had been a principal, along with being the President, of CMAC for the past 15 years. Prior to his time with CMAC, he was Senior Manager of the Supply Chain Practice for Accenture, responsible for Alliances and Supply Chain Execution Systems Implementations. Mr. Moss served in a management capacity with UPS and Burnham Logistics in Information Technology, Engineering, and Operations. He attended Southern Tech, receiving a Bachelor of Science degree in Industrial Engineering with a Minor in Technical Sales and Distribution.

Executive Officer Compensation

The following table summarizes all compensation recorded in each of the last two completed fiscal years for our principal executive officers and our three most highly compensated executive officers who were serving as executive officers as of the end of the last fiscal year. All such officers, collectively, are referred to herein as our “Named Officers”.

Name	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan	Change in Pension Value &Nonqualified Deferred Comp	All Other	Total

Nicholas R. Toms (6)
	2013	$379,000	$-	$-	$-	$-	$-	$8,800	$387,800
	2012	450,000	-	-	-	-	-	9,800	459,800

Michael P. Roe
	2013	192,000	-	-	-	-	-	5,000	197,000
	2012	26,000	-	-	-	-	-	-	26,000

Donald W. Rowley (2)
	2013	-	-	-	-	-	-	-	-
	2012	316,000	-	-	-	-	-	12,000	328,000

Ralph S. Hubregsen (3)
	2013	435,000	-	-	-	-	-	8,000	443,000
	2012	275,000	-	-	-	-	-	10,000	285,000

Gregory A. Henry
	2013	208,000	-	-	-	-	-	5,000	213,000
	2012	200,000	-	-	-	-	-	6,000	206,000

John E. Chis
	2013	225,000	18,000	-	-	-	-	6,000	249,000
	2012	225,000	25,000	-	-	-	-	7,000	257,000

Bryan E. Moss (7)
	2013	240,000	162,000	69,000	-	-	-	9,000	480,000
	2012	240,000	-	-	-	-	-	2,000	242,000

Don Dalicandro (4)
	2013	180,000	-	-	-	-	-	-	180,000
	2012	105,000	-	-	-	-	-	-	105,000

Paul E. Ross (5)
	2013	-	-	-	-	-	-	-	-
	2012	-	-	-	-	-	-	100,500	100,500

(1)
The stock option awards represent the aggregate grant date fair value of the awards granted during the year completed in accordance with ASC718 (see “Note 14 – Stock Option Plan” in the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2013). The Company grants stock options periodically to members of management. The table reflects awards granted to each of the Named Executive Officers. Mr. Moss and Mr. Dalicandro joined the Company in connection with acquisitions, in December 2010 and June 2012, respectively.

(2)
Mr. Rowley, former CFO, resigned from the Company effective July 23, 2012. The salary for Mr. Rowley includes $187,000 in separation expenses under his employment contract and $41,000 in vacation payout.

(3)
Mr. Hubregsen, former Chief Operating Officer, left the Company on December 3, 2013. The salary for Mr. Hubregsen includes $138,000 in separation expenses under his employment contract and $22,000 in vacation payout.

(4)
Mr. Dalicandro and the Company agreed to terms for his separation as an officer as of July 31, 2013. The separation agreement provided for normal pro rata salary payments twice monthly and the receipt of various employee benefits, to cover the transition period August 1, 2013 through October 31, 2013, and the severance period November 1, 2013 through April 30, 2014.

(5)	Mr. Ross, former Interim CFO, was paid on a consulting basis at $30,000 per month, which included a placement agency fee.

(6)	On August 15, 2014, Mr. Toms resigned from his position as Chief Executive Officer, President and member of the Board of Directors.

(7)	Mr. Moss earned a bonus for operations in 2012 as part of the acquisition of CMAC, Inc., on December 31, 2010. The bonus was paid in 2013 in cash and stock.

Dan Romanello, who served from August 2013 until July 2014 as the Executive Advisor to the CEO and upon the beginning of Mr. Toms’ leave was assigned Mr. Toms’ duties as an officer on an interim basis, has been named Acting Chief Executive Officer by the Board of Directors. Mr. Romanello has been paid since August 2013 and will continue to be paid on a consulting basis at $20,000 per month.

Outstanding Executive Officer Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2013, for each of our Named Officers.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exerciseable (#)	Number of Securities Underlying Unexercised Options Unexerciseable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Nicolas R. Toms
	158,381	-	-	$1.45	1/2/2014	-	-	-	$-
	13,542	-	-	1.90	12/31/2016	-	-	-	-
	16,038	24,058	-	2.17	6/15/2021	-	-	-	-

Michael P. Roe
	-	-	-	-	-	-	-	-	-

Ralph S. Hubregsen (1)
	-	-	-	-	-	-	-	-	-

Gregory A. Henry
	19,532	-	-	1.45	1/2/2014	-	-	-	-
	14,389	-	-	1.90	12/31/2016	-	-	-	-
	5,531	8,296	-	2.17	6/15/2021	-	-	-	-

John E. Chis
	33,856	-	-	1.90	12/31/2016	-	-	-	-
	6,771	1,693	-	2.06	2/12/2019	-	-	-	-
	19,356	29,036	-	2.17	6/15/2021	-	-	-	-

Bryan E. Moss
	-	-	-	-	-	-	-	-	-

Donald Dalicandro
	-	-	-	-	-	-	-	-	-

(1)	Mr. Hubregsen left the Company on December 3, 2013.

Except as set forth above, no other Named Officer of DecisionPoint has received an equity award.

Compensation Discussion and Analysis

The Company’s compensation program is designed to incentivize key individuals to provide services of value to the Company, including services in the long-term interest of the Company. The compensation program has historically consisted of occasional option or restricted stock grants and cash payments to our directors and regular cash payments and occasional option or restricted stock grants to certain of our officers. At the upcoming 2014 annual meeting, we are seeking stockholders’ approval of the Company’s 2014 Equity Incentive Plan, which is a key component of the Company’s compensation planning and efforts to expand and improve its business. The 2014 Equity Incentive Plan provides the Company with increased flexibility to vary the amounts and types of compensation paid to the Company’s executive officers, to serve the goals of:

•	more strongly aligning the interests of the Company and the interests of its executive officers and directors, among others, in support of our business expansion and improvement plans;

•	rewarding our executive officers in proportion to the increased duties we are imposing on them and the increased levels of performance we are requiring of them; and

•	rewarding our executive officers and directors, among others, if and when they achieve substantial successes in expanding and improving our business and prospects.

Retirement Plans

The Company maintains a 401(k) Profit Sharing Plan. Employees who are at least 21 years of age and have performed at least 90 days of service are eligible to participate. Each year, eligible employees can make contributions of up to 25% of their salaries. The Company matches 100% of employee contributions up to 1% of eligible employee compensation.

Compensation Related Risk

The Compensation and Governance and Nominating Committee believes that our compensation programs are designed with an appropriate balance of risk in relation to our overall objectives and do not create risks that are reasonably likely to have a material adverse effect on the Company’s business.

Employment Agreements

We have an employment agreement with Bryan Moss, one of our executive officers identified above, as a result of the CMAC acquisition. The agreement calls for an annual bonus upon CMAC achieving certain results of operations. None of the other terms of the agreement are out of the ordinary course of business.

SecuritiesOwnership

The following table sets forth certain information, as of June 30, 2014, with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s Named Officers and directors; and (iii) the Company’s Named Officers and directors as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over their shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned		Percentage of Common Stock (2)

Named Officers
Nicholas R. Toms*	541,594	(3)	4.2%
Michael P. Roe	-	(4)	-
Gregory A. Henry	86,436	(14)	**
John E. Chis	119,880	(6)	**
Bryan E. Moss	312,848	(7)	2.5

Directors
David M. Rifkin	191,179	(8)	1.5
Jay B. Sheehy	116,690	(9)	**
Robert M. Chaiken	120,943	(12)	**
Marc Ferland	51,740	(13)	**
Lawrence Yelin	83,867	(10)	**
Robert Schroeder	358,353	(5)	2.7
Don Dalicandro	78,865		**

All Named Officers and Directors as a group (12 people)	2,062,395		14.7

5% Stockholders
North Star Trust Company	1,681,723	(11)	13.2

*   Named Officer and Director
** Less than 1%

All beneficial ownership percentages as they relate to the ESOP plan are as of December 31, 2012, the latest date of the ESOP share allocation.

(1)	Except as otherwise indicated, the address of each beneficial owner is 8697 Research Drive, Irvine, California 92618-4204.
(2)
Applicable percentage ownership is based on 12,729,563 shares of Common Stock outstanding as of June 30, 2014, together with securities exercisable or convertible into shares of Common Stock within 60 days of June 30, 2014, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of June 30, 2014, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 57,992 shares of Common Stock held by the ESOP. The stockholder beneficially owns 3.4% of the ESOP. Of these shares, 37,599 are issuable upon the exercise of options, 66,365 are issuable upon conversion of Series A Preferred Stock and 146,085 are issuable upon conversion of Series D Preferred Stock, 50,740 are issuable upon conversion of Series E Preferred Stock.

(4)	Reserved
(5)
Includes 58,423 shares of Common Stock underlying 4,148 shares of Series D Preferred Stock, 40,740 shares issuable upon conversion of Series E Preferred Stock and 247,450 are issuable upon the exercise of warrants.

(6)	Includes 38,369 shares of Common Stock held by the ESOP. The stockholder beneficially owns 2.3% of the ESOP. Also includes 71,355 shares issuable upon the exercise of options.
(7)
Includes 1,582 shares of Common Stock held by the ESOP. The stockholder beneficially owns 0.1% of the ESOP. Also includes 36,521 shares of Common Stock underlying 2,593 shares of series D Preferred stock.

(8)
Includes 14,606 shares of Common Stock underlying 1,037 shares of Series D Preferred Stock. Also includes 101,776 shares issuable upon the exercise of options and 48,391 shares issuable upon conversion of series A preferred stock.

(9)	Includes 14,606 shares of Common Stock underlying 1,037 shares of Series D Preferred Stock. Also includes 81,772 shares issuable upon the exercise of options.
(10)	Includes 32,127 shares of Common Stock underlying 2,281 shares of Series D Preferred Stock. Also includes 51,740 shares issuable upon the exercise of options.
(11)
North Star Trust Company, the trustee of the ESOP, is deemed to have the dispositive and voting control over the shares held by the ESOP. The North Star Trust Company is located at 500 W. Madison St., Suite 3150, Chicago, IL 60053.

(12)
Includes 76,580 shares issuable upon the exercise of options, 11,061 shares issuable upon the conversion of Series A Preferred Stock, and 27,652 shares issuable upon conversion of Series B Preferred Stock.

(13)	Represents 51,740 shares issuable upon the exercise of stock options.
(14)	Includes 61,720 shares of Common Stock held by the ESOP. The stockholder beneficially owns 3.7% of the ESOP. Also includes 22,685 shares issuable upon the exercise of options.

Compliance with Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own more than 10% of any class of the Company’s SEC registered equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of such securities and derivatives of such securities. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2013, all Reporting Persons timely complied with all applicable filing requirements, except that Form 4’s were filed late for Nicholas Toms, Lawrence Yelin, Robert M. Chaiken, Marc Ferland, David M. Rifkin and Jay B. Sheehy, and Form 3 was filed late for Robert Schroeder.

Related Party Transactions

Our Code of Ethics requires our employees to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest. Our employees are also responsible for disclosing to management any actual or perceived conflicts of interest.

We purchase and sell certain products and services from and to iTEK Services, Inc. (“iTEK”). iTEK was affiliated with us through limited overlapping management and Board representation by our former Chief Executive Officer, Nicholas Toms (“former CEO”) and our former Chief Financial Officer, Donald Rowley (“former CFO”).

Effective upon the resignation of the Company’s former CFO during July 2012, and the concurrent discontinuance of the former CEO’s iTEK Board representation, the parties have no further overlapping management and therefore are no longer considered related parties effective August 2012.

During the years ended December 31, 2013 and 2012, we purchased products and services for $36,000 and $20,000, respectively, from iTEK. Sales to iTEK during the years ended December 31, 2013 and 2012 were $0. Purchases from iTEK were on similar terms that we would have received from an unrelated third-party.

Amounts receivable from iTEK included in accounts receivable in the consolidated balance sheets as of December 31, 2013 and 2012 were $0. Amounts due to iTEK included in accounts payable in the consolidated balance sheets as of December 31, 2013 and 2012, were $10,000 and $39,000, respectively.

We had accounts payable, including accrued interest, to our former CFO of $0, $0 and $855,000 at December 31, 2013, December 31, 2012 and December 31, 2011, respectively. The outstanding accounts payable balance accrued interest at a rate of 12% per annum, reduced from 25% in June 2011. The balance of the accounts payable consisted of purchases of products and services made by the former CFO on behalf of the Company, unreimbursed company travel expenses and interest on the accounts payable.

On June 30, 2011, the Company, Sigma Opportunity Fund II, LLC and the former CFO entered into an agreement under which the former CFO converted $411,733 of the $1,227,335 in accounts payable owed to him by the Company (the “AP Amount”) into 128,667 shares of the Company’s Series C Preferred Stock and 49,000 shares of Common Stock. Pursuant to this agreement, the former CFO also agreed that the interest rate of the balance of the AP Amount not covered by the agreement would be reduced to 12% per annum until such time as the annual dividend rate on the Series C Preferred Stock is increased to 12% per annum (month 17) and 20% per annum (month 31), at which times the interest rate on the AP Amount then outstanding would be 16% and 25%, respectively. On July 23, 2012, we entered into a Separation Agreement and General Release (“Separation Agreement”) with the former CFO pursuant to which he resigned as our Chief Financial Officer and as an employee. Pursuant to the Separation Agreement, we agreed to pay the former CFO a total of $205,592 in equal installments in accordance with our payroll cycle beginning on August 1, 2012 through December 31, 2012. Additionally, under the Separation Agreement, the Company acknowledged that it owed the former CFO $890,633, which would be paid in accordance with an Accounts Payable Payment Plan agreement between the Company and the former CFO dated July 23, 2012 (“Accounts Payable Agreement”). Pursuant to the Account Payable Agreement, the Company agreed to pay interest monthly in arrears (starting on August 1, 2012) to the former CFO with interest computed daily on the outstanding balance at an annual interest rate of 25%. Under the Accounts Payable Agreement, the Company agreed to pay $36,000 per month due on the first of each month to the former CFO towards the outstanding balance. In September 2012, the Company paid $921,000 to the former CFO, including $30,367 of accrued interest, in satisfaction of all amounts owed under the Accounts Payable Agreement.

On June 4, 2012 (the “Closing Date”), 2314505 Ontario Inc., a wholly owned subsidiary of ours (the “Purchaser”), Karen Dalicandro (“KD”), Donald Dalicandro and 2293046 Ontario Inc. (“KD Co” and together with KD, the “Vendors”) entered into a Share Purchase Agreement (“SPA”). Pursuant to the SPA, Purchaser purchased all of the issued and outstanding shares of Apex Systems Integrators Inc. (“Apex”), a corporation organized under the laws of the Province of Ontario, Canada. In consideration for the shares of Apex, on the Closing Date, the Purchaser paid CDN$5,000,000 (the “Closing Amount”), of which CDN$240,000 (the “Escrow Amount”) was placed in escrow with the Purchaser’s attorney and CDN$10,000 was held by the Purchaser as a holdback. On the Closing Date, the Purchaser and Apex merged under the corporate name of Apex Systems Integrators Inc. (hereafter referred to as “Apex”). Mr. Dalicandro became a member of our Board of Directors on the Closing Date. Apex leases premises from an entity controlled by Mr. Dalicandro. For the years ended December 31, 2013 and December 31, 2012, rent expense included in our consolidated financial statements was $130,000 and $84,000, respectively. Additionally, at December 31, 2012, the Purchaser had a receivable of $188,177 from the Vendors in connection with the Working Capital requirement as defined in the Purchase Agreement and described in ”Note 5 – Business Combinations” in the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2013.

On November 15, 2012, the Company entered into an agreement (the “Sigma Agreement”) with Sigma Opportunity Fund II, LLC (“Sigma Opportunity Fund”) and Sigma Capital Advisors, LLC (“Sigma Advisors”). Pursuant to the Sigma Agreement, the parties agreed to amend the Certificate of Designation of our Series C Preferred Stock (the “Series C Certificate of Designation”) to modify the definition of Conversion Value such that effective as of January 1, 2013, if the Series C Preferred Stock has not been redeemed as of such date, the Conversion Value would be equal to the lower of the Conversion Value then in effect or $0.61 per share (representing the closing price of our Common Stock on October 31, 2012) (subject to adjustments for stock splits, stock dividends, recapitalizations and the like). Pursuant to the Sigma Agreement, the Company paid to Sigma Advisors an administrative fee of $150,000 (which was to be netted against amounts otherwise owed to Sigma Advisors by the Company in connection with any services provided or money owed to Sigma Advisors by the Company by December 31, 2012) and issued to the holders of the Series C Preferred Stock an aggregate of 175,364 shares of Common Stock as an anti-dilution adjustment. Pursuant to the Sigma Agreement, Sigma Opportunity Fund and Sigma Advisors agreed to a standstill with respect to securities of the Company for the period from November 15, 2012 through December 31, 2012.

On October 3, 2012, the Company, Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and the former CFO entered into Amendment No. 1 to the Consent and Waiver Agreement dated as of June 4, 2012 (“Consent and Waiver Amendment”). Pursuant to the Consent and Waiver Amendment, the parties agreed to amend the Certificate of Designations of the Powers, Preferences, and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series C Cumulative Convertible Preferred Stock of the Company which was filed with the Secretary of State of Delaware on July 1, 2011 (“Certificate of Designations”) to increase the Dividend Rate (as defined therein) to 20% on the Stated Value (as defined therein) for each dividend period beginning June 4, 2012. The parties also agreed to amend the Certificate of Designations to modify the definition of Breach Event.

Pursuant to the Consent and Waiver Amendment, the parties agreed that if the Company did not redeem on a pro rata basis for cash at least $2,206,000, in Stated Value (as defined in the Certificate of Designations) of the Series C Preferred Stock on or before October 31, 2012, then the parties would negotiate in good faith until November 15, 2012, relating to changes to the Certificate of Designations and other related matters that the parties might wish to agree upon in order to protect the interests of the Series C Preferred Stock, and the Company would file the amended Certificate of Designations within two weeks thereafter. If the Company and a majority in interest of the Series C Preferred Stock were unable to agree upon revised terms by November 15, 2012, the Company would file an amendment to the Certificate of Designations no later than November 15, 2012, to provide that the Conversion Value (as defined in the Certificate of Designations) would be equal to the lower of (i) the Conversion Value then in effect, (ii) $1.20 per share or (iii) the closing price of the Company’s Common Stock on October 31, 2012 (in each case subject to the continuing anti-dilution provisions contained in the Certificate of Designations). Pursuant to the Consent and Waiver Amendment, the Company also agreed to issue an aggregate of 175,364 shares of the Company’s Common Stock to the holders of the Series C Preferred Stock on November 15, 2012.

On December 20, 2012, all outstanding shares of Series C Preferred Stock were redeemed by the Company for an aggregate redemption price (including accrued dividends) of $4,732,567.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDIT FIRM

The firm of BDO USA, LLP has served as the Company’s independent registered public accounting firm since March 28, 2011, and has audited the Company’s consolidated financial statements as of and for the year ended December 31, 2013 included in the Company’s annual report on Form 10-K mailed with this proxy statement. The Board of Directors seeks ratification of the decision the Company has made to retain BDO USA, LLP as the Company’s independent registered public accounting firm.

A representative of BDO USA, LLP, our independent registered public accounting firm, will be available for questions during the stockholder meeting.

Audit Fees

BDO USA, LLP billed the Company an aggregate of $473,000 and $497,000 in fees for 2013 and 2012, respectively, for professional services rendered for the audit of the Company’s annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q and other services normally provided in connection with statutory and regulatory filings and engagements.

Audit-Related Fees, Tax Fees, Other Fees

BDO USA, LLP did not render or bill the Company for any other professional services in 2013 or 2012, including any services whose disclosure would be called for under Items 9(e)(2), (3) or (4) of the SEC’s Schedule 14A.

Audit Committee Pre-Approval of Services

Our policies and procedures require our Audit Committee to review and approve in advance all engagements with the Company’s independent auditors for services to be rendered. In the case of any non-audit services proposed to be rendered, that review is required to include consideration as to whether the provision of such services would be compatible with maintaining the auditors’ independence. All of the engagements for services rendered in 2013 and 2012 by BDO USA, LLP were pre-approved by the Audit Committee.

Vote Required and Recommendation

Each stockholder is being asked to vote “For”, “Against” or “Abstain” in respect of this proposal. Assuming a quorum is present, a majority of the eligible votes cast is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: APPROVAL OF 2014 EQUITY INCENTIVE PLAN

The DecisionPoint Systems, Inc. 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan” or the “Plan”) was recommended to the Board of Directors by the Compensation and Governance and Nominating Committee and approved by the Board of Directors on September 3, 2014. It will become effective upon its approval by our stockholders at the 2014 annual meeting.

The purposes of the 2014 Equity Incentive Plan are to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of our Common Stock, thereby strengthening their commitment to the welfare of the Company and its affiliates and aligning their interests with those of the Company’s stockholders. The Plan permits us to provide equity-based compensation to Eligible Persons in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and other stock bonus awards and performance compensation awards.

Our Board of Directors believes that the 2014 Equity Incentive Plan will provide us with the ability to offer a variety of incentive and compensatory awards designed to advance our interests and long-term success by encouraging stock ownership among key personnel and stimulating their efforts towards the success of the Company. Our Board believes that stockholder approval of the Plan would be consistent with good corporate governance practices, and is crucial to our continued success.

We ask our stockholders to approve the 2014 Equity Incentive Plan. Stockholder approval of the Plan will not affect the Company’s ability to make stock-based or cash-based awards outside of the Plan to the extent consistent with applicable laws and regulations.

Summary of 2014 Equity Incentive Plan

Below, we provide a summary of the terms of the 2014 Equity Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the Plan and is qualified in its entirety by reference to the 2014 Equity Incentive Plan document, a copy of which is attached as Appendix B hereto.

General. The 2014 Equity Incentive Plan provides for the grant of options to purchase shares of Common Stock, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and other stock bonus awards and performance compensation awards. We have reserved a total of 2,500,000 shares of Common Stock for issuance pursuant to the Plan, subject to certain adjustments as set forth in the Plan.

Each award under the Plan shall be evidenced by an award agreement, which shall be delivered to the participant (the and shall specify the terms and conditions of the award and any rules applicable thereto, including without limitation the effect on such award of the death, disability or termination of employment or service of the participant. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, unless, in the sole discretion of the Plan administrator, to immediate family members, family trusts or partnerships or other permitted transferees, pursuant to any rules imposed by the Plan administrator on such transfers.

Eligibility. Persons eligible to receive an award under the Plan (each a “participant”) include, subject to certain exceptions, individuals employed by the Company or an affiliate; directors of the Company or an affiliate; consultants or advisors to the Company or an affiliate; and prospective employees, directors, consultants and advisors who have accepted offers of employment or consultancy. Neither the Plan nor any action taken thereunder shall be construed as giving any participant any right to be retained in the employ or service of the Company or an affiliate.  Approximately 90 Company employees, including the current executive officers, key managers and each of the Company’s non-employee directors, could be eligible to participate in the 2014 Equity Incentive Plan.

Because awards under the 2014 Equity Incentive Plan will be discretionary, no awards are determinable at this time.

Administration of Plan. The 2014 Equity Incentive Plan will be administered by the Compensation and Governance and Nominating Committee of our Board of Directors. Each member of our Compensation and Governance and Nominating Committee is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and is considered independent. The Compensation and Governance and Nominating Committee will determine who will receive awards under the Plan, the type of award and its terms and conditions and the number of shares of Common Stock subject to the award. The Compensation and Governance and Nominating Committee will also interpret the provisions of the Plan. Notwithstanding the foregoing, the Board may, in its sole discretion, at any time and from time to time, grant awards and administer the Plan. References below to the Compensation and Governance and Nominating Committee include references to the Board of Directors for those periods in which the Board is acting. The Plan and all awards granted under it shall be administered, interpreted and construed in a manner consistent with Section 409A of the Internal Revenue Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B).

Share Authorization. The number of shares of Common Stock that may be issued under the 2014 Equity Incentive Plan, consisting of authorized but unissued shares, is equal to 2,500,000 shares. In the event of any dividend or other distribution, recapitalization, stock split, reorganization, merger, amalgamation, consolidation, split-up, combination, repurchase or exchange of Common Stock or other securities of the Company or other similar corporate events, including a Change in Control (as defined below), or unusual or nonrecurring events affecting the Company, any affiliate, or the financial statements of the Company or any affiliate, or changes in applicable rules, rulings, regulations or other requirements, the Compensation and Governance and Nominating Committee may make such award adjustments as it considers equitable, including adjusting the number of securities that may be delivered in respect of awards, providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on or termination of awards and, subject to the requirements of Section 409A of the Internal Revenue Code, canceling any one or more outstanding awards and causing to be paid to the holders thereof, in cash, Common Stock, other securities or other property, the value of such awards, if any, as determined by the Committee. The Company shall give each participant notice of any such adjustment. Shares used to pay the required exercise price or withheld to satisfy tax obligations of a participant shall be available again for other awards under the Plan. Shares underlying awards that are forfeited, cancelled, expire unexercised or are settled in cash are available again for awards under the Plan.

Options. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable award agreement expressly states that the option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company or one of its affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Internal Revenue Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Internal Revenue Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Internal Revenue Code.

The exercise price per share for each option shall not be less than 100% of the fair market value of such share determined as of the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such option, owns shares representing more than 10% of the voting power of all classes of shares of the Company (or any affiliate which is more than 50% owned by the Company), the exercise price per share shall not be less than 110% of the fair market value per share on the date of grant.

Options shall vest and become exercisable in such manner and on such date or dates determined by the Compensation and Governance and Nominating Committee and as set forth in the applicable award agreement, and shall expire after such period, not to exceed five years from the date of grant; provided that the Compensation and Governance and Nominating Committee may, in its sole discretion, accelerate the exercisability of any option. Unless otherwise provided in an award agreement: (i) the option shall vest and become exercisable in a series of installments in accordance with the vesting schedule set forth in the option agreement; as the option vests and becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration date or sooner termination of the option as described below; (ii) the unvested portion of an option shall expire upon termination of employment or service of the participant granted the option, and the vested portion of such option shall remain exercisable for (A) one year following termination of employment or service by reason of such participant’s death or disability, but not later than the expiration of the option period or (B) 90 calendar days following termination of employment or service for any reason other than such participant’s death or disability, and other than such participant’s termination of employment or service for cause, but not later than the expiration of the option period; and (iii) both the unvested and the vested portion of an option shall immediately expire upon the termination of the participant’s employment or service by the Company for cause.

The exercise price shall be payable in cash, check (subject to collection), cash equivalent or vested shares valued at their fair market value at the time the option is exercised (including, pursuant to procedures approved by the Compensation and Governance and Nominating Committee, by means of attestation of ownership of a sufficient number of shares in lieu of actual delivery of such shares to the Company), and by such other methods as the Committee may permit in accordance with applicable law. Any fractional shares shall be settled in cash.

Other Awards. The Compensation and Governance and Nominating Committee may also award:

•
stock appreciation rights (“SARs”), which are rights to receive a number of shares or, in the discretion of the Compensation and Governance and Nominating Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the rights during a stated period specified by the Compensation and Governance and Nominating Committee;

•	restricted stock, which are shares of Common Stock subject to restrictions on transfer imposed by the Compensation and Governance and Nominating Committee;

•	restricted stock units, which are Common Stock units subject to restrictions on transfer imposed by the Compensation and Governance and Nominating Committee;

•	unrestricted stock and other stock bonus awards; and

•
performance compensation awards, ultimately payable in Common Stock or cash, as determined by the Compensation and Governance and Nominating Committee. The Compensation and Governance and Nominating Committee may grant multi-year and annual incentive awards subject to the achievement of specified performance goals tied to performance criteria. Any performance criteria may be used on an absolute or relative basis to measure performance, or any performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index, or various stock market indices. The Compensation and Governance and Nominating Committee shall have discretion to modify, amend or adjust the terms of each performance goal.

Change in Control. Except to the extent otherwise provided in an award agreement, in the event of a Change in Control (as defined below), all of the then outstanding options and SARs shall immediately vest and become immediately exercisable as of a time prior to the Change in Control; any applicable restricted period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable performance goals); performance periods in effect on the date the Change in Control occurs shall end on such date; and the Compensation and Governance and Nominating  Committee shall determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and cause the participant to receive partial or full payment of awards for each such performance period based upon the Compensation and Governance and Nominating Committee’s determination of the degree of attainment of the performance goals, or assuming that the applicable target levels of performance have been attained or on such other basis determined by the Compensation and Governance and Nominating Committee. To the extent practicable, any actions taken by the Compensation and Governance and Nominating Committee shall occur in a manner and at a time that allows affected participants the ability to participate in the Change in Control transactions with respect to the shares subject to their awards.

A “Change in Control” shall, in the case of a particular award, unless the applicable award agreement states otherwise, be deemed to occur upon: (i)any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company; (ii) subject to certain exceptions and conditions, any person becoming, directly or indirectly, the beneficial owner of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities; (iii) the date on which a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iv) subject to certain exceptions and conditions, the Board or the stockholders of the Company approving and consummating a merger, amalgamation or consolidation of the Company with any other corporation.

Amendment, Termination. Our Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that, in certain circumstances, no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan, and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award theretofore granted shall not to that extent be effective without the prior written consent of the affected participant, holder or beneficiary. Unless terminated sooner by our Board of Directors or extended with stockholder approval, the Plan will terminate on the tenth anniversary of the effective date of the Plan.

The Compensation and Governance and Nominating Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to any award theretofore granted shall not to that extent be effective without the consent of the affected participant, and provided, further, that without stockholder approval, subject to certain exceptions, the Compensation and Governance and Nominating Committee may not take any action that would have the effect of treating such award as a new award for tax or accounting purposes or that is considered a “repricing” for purposes of the stockholder approval rules of any applicable securities exchange or inter-dealer quotation system on which the Company’s shares are listed or quoted.

Federal Income Tax Consequences

THE FOLLOWING DISCUSSION IS NOT TAX ADVICE. INTERESTED PERSONS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS, AND OTHER APPLICABLE LAWS AND TREATIES, TO THEIR PARTICULAR SITUATIONS.

General. Section 162(m) of the Internal Revenue Code limits the deductibility on tax returns of compensation over $1 million to any “covered employee” of a company unless, in general, the compensation is paid pursuant to a plan that is performance-based and non-discretionary and has been approved by the company’s stockholders.

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be an employee or an employee of a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If the Company were to comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it would be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at that time.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2014 Equity Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If the Company were to comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it would be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may make a timely election under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If it were to comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it would be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of stock units under the 2014 Equity Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If the Company were to comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it would be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock and Other Stock Bonus Awards. A grantee who is awarded unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee as of the date of payment of the award (less the purchase price, if any). If the Company were to comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it would be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance Compensation Awards. The award of a performance or annual incentive award will have no federal income tax consequences for the Company or for the grantee. The payment of the award is taxable to a grantee as ordinary income.

Registration with the SEC

If the 2014 Equity Incentive Plan is approved by our stockholders, the Company shall decide in due course when to file with the SEC any registration statement, or any supplement to any existing registration statement, to cover the issuance of shares of our Common Stock or other securities under the Plan.

2010 Stock Option Plan

In December 2010, the Company established its 2010 Stock Option Plan (the “2010 Plan”). The 2010 Plan authorizes the issuance of 1,000,000 shares of Common Stock.

Under the 2010 Plan, Common Stock incentives may be granted to officers, employees, directors, consultants and advisors. As of December 31, 2013, incentives under the 2010 Plan may be granted only in the form of non-statutory stock options.

The 2010 Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and types of awards to be granted, including the number of shares subject to the awards, the exercise prices and the vesting schedules. The term of stock options granted under the 2010 Plan cannot exceed ten years. Options shall not have an exercise price less than 100% of the fair market value of the Company’s Common Stock on the grant date, and generally vest over a period of five years. If the individual possesses more than 10% of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market of a share of Common Stock on the date of grant.

A summary of the status of the 2010 Plan as of December 31, 2013, and information with respect to changes in options outstanding over the course of 2013, is as follows:

			Weighted -
	Options		Average	Aggregate
	Available	Options	Exercise	Intrinsic
	for Grant	Outstanding	Price	Value

January 1, 2013	455,495	544,505	$1.82
Granted	(260,000)	260,000	0.50
Exercised	-	-	-
Forfeited	-	-	-
December 31, 2013	195,495	804,505	$1.39	$-

Exercisable options at December 31, 2013		710,437	$1.29	$-

The Company does not currently have any other equity compensation plans.

Market Value of Common Stock

On September 3, 2014, the latest practicable date the information was available prior to the printing and mailing of this proxy statement, the closing price of a share of the Company’s Common Stock (OTCQB:DPSI) was $0.41.

Vote Required and Recommendation

Each stockholder is being asked to vote “For”, “Against” or “Abstain” in respect of this proposal. Assuming a quorum is present, a majority of the eligible votes cast is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under federal law and the rules and regulations of the SEC, we are required to provide stockholders with the opportunity to cast an advisory, non-binding vote on the compensation we provide to our named executive officers. This advisory vote, commonly known as “say on pay”, gives stockholders the opportunity to express their views on how we compensate our named executive officers, as disclosed pursuant to Item 402 of the SEC’s Regulation S-K in the section of this document entitled “Additional Disclosure relating to Our Directors, Executive Officers and Corporate Governance”, including in the narrative discussions and tables in that section under the subheadings “—Compensation Discussion and Analysis” and “—Executive Officers”. Stockholders may vote “for” or “against” the proposal or “abstain”.
Before voting, all stockholders are urged to review our discussion in the section of this document entitled “Additional Disclosure relating to Our Directors, Executive Officers and Corporate Governance”, including in the narrative discussions and tables in that section under the subheadings “—Compensation Discussion and Analysis” and “—Executive Officers”. These disclosures describe our compensation for our named executive officers and our rationales for providing this compensation.

This vote is not intended to address any specific items of compensation, but rather to address our overall compensation principles, policies and practices and the recent compensation of our named executive officers.

Although the vote on this proposal is not binding on the Company or the Board of Directors, the Compensation and Governance and Nominating Committee, which is responsible for recommending to the Board the amounts and forms of our executive officers’ compensation, will carefully consider the outcome of the vote when making executive compensation recommendations in the future.

Each stockholder is being asked to vote “For”, “Against” or “Abstain” in respect of this proposal, a complete statement of which is as follows:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the section of this proxy statement entitled “Additional Disclosure relating to Our Directors, Executive Officers and Corporate Governance”, including in the narrative discussions and tables in that section under the subheadings “—Compensation Discussion and Analysis” and “—Executive Officers”, is hereby APPROVED.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CAST YOUR ADVISORY VOTE FOR APPROVAL OF OUR EXECUTIVE COMPENSATION.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under federal law and the rules and regulations of the SEC, public companies are generally required to include in their proxy solicitations at least once every six years an advisory, non-binding vote on whether an advisory vote on executive compensation (such as the “say on pay” proposal immediately above) should occur every one, two or three years.

Some commentators have suggested that a two-year or three-year frequency for such votes would be best, because such a frequency would avoid placing too much emphasis on the results or actions of a single year. We favor this view. In addition, we believe that, given the size of the Company, a three-year frequency would appropriately balance stockholders’ interests in providing guidance to the Company, with the Company’s interests in avoiding unnecessary costs. For these reasons, the Board recommends that you vote for three-year frequency.

Although the vote on this proposal is not binding on the Company or the Board of Directors, the Board will carefully consider the outcome of the vote when deciding how often to hold “say on pay” advisory votes in the future.

Each stockholder is being asked to specify one of four choices in respect of this proposal: 1 year, 2 years, 3 years or “Abstain”.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CAST YOUR ADVISORY VOTE FOR THREE YEARS IN REGARD TO THIS PROPOSAL.

OTHER MATTERS

Principal Executive Offices

The Company’s principal executive offices are located at 8697 Research Drive, Irvine, CA 92618.

Other Matters Coming Before the 2014 Annual Meeting

No matters are planned to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, the persons named as proxies on the accompanying white proxy card will vote all the proxies given to them as a consequence of the Board’s proxy solicitations as recommended by the Board of Directors or, if no such recommendation is given, in their own discretion.

Stockholder Proposals for the 2015 Annual Meeting

Any stockholder proposal that, pursuant to Rule 14a-8 under the Exchange Act, is to be considered for inclusion in our proxy materials for the next annual meeting of stockholders, in 2015, must be received by the Company at its registered office at 8697 Research, Irvine, CA 92618, Attn: Company Secretary, no later than May 18, 2015. Proposals should be sent via registered, certified or express mail to our principal executive offices, Attention: Investor Relations. Proposals should comply with the requirements of Rule 14a-8. The date after which notice of a stockholder proposal submitted to us outside the processes of Rule14a-8 will be considered untimely is August 1, 2015.  The Compensation and Governance and Nominating Committee will consider all stockholders recommendations for Board membership, which should be sent to that committee care of the Company’s Secretary, at the address set forth above. All candidates for Board membership are selected based upon their professional experience, recognized achievement in their respective field, strength of character, reputation for integrity and personal and professional ethics, and have the capacity and desire to represent the best interests of stockholders as a whole. Any stockholders desiring to present a nomination for consideration by the Compensation and Governance and Nominating Committee prior to our 2015 Annual Meeting must do so no later than May 18, 2015.

Householding of Proxy Materials

If you and others at your mailing address own shares, you may have been sent a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding.” If you did not respond that you did not want to participate in householding, then you were deemed to have consented to householding. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your brokerage account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717. In all events, if you did not receive an individual copy of this proxy statement or our annual report, and wish to do so, we will send you such a copy or copies promptly if you send a written request to us at our principal executive offices, Attention: Investor Relations, or telephone us at (949) 465-0065. If your household is receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

Additional Copies of Materials

Additional copies of this proxy statement and our annual report on Form 10-K for the year ended December 31, 2013 will be furnished without charge upon written request to our principal executive offices, Attention: Investor Relations.

Stockholder Communications

Stockholders may communicate with the Board of Directors or an individual director by sending their communications in writing to our principal executive offices, Attention: Investor Relations. All such communications will be forwarded to the respective director or directors to whom such communications are addressed.

Annual Report on Form 10-K

On March 31, 2014, the Company filed with the SEC its annual report on Form 10-K for the year ended December 31, 2013. Such annual report is available from the SEC’s website at www.sec.gov and from our website at www.decisionpt.com. We will provide a hard copy to any stockholder, without charge, upon written request to our principal executive offices, Attention: Investor Relations.

IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS, YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT OR, WHERE INFORMATION RELATES TO ANOTHER DATE EXPRESSLY SET FORTH IN THIS PROXY STATEMENT, AS OF THAT DATE.

APPENDIX A

CODE OF ETHICS

Statement of our Core Values

Our Reason for Being

DecisionPoint Systems, Inc., (“DecisionPoint”) exists to improve productivity and create OPERATIONAL ADVANTAGES for BUSINESS LEADERS by:

•	Moving decision points closer to the customer
•	Better aligning information with user needs.

It’s what we exist to do, not what we do to exist.

The Most Valuable Outcome We Deliver

The ability to make better, faster, and more accurate business decisions.

•	We put the right information in the hands of the people who need it at the moment they need it.
•	We make our client’s business run more smoothly and more profitably.
•	We minimize customer and staff frustration for their personnel.

Build Trust and Credibility

The success of our business is dependent on the trust and confidence we earn from our employees, customers and stockholders. We gain credibility by adhering to our commitments, displaying honesty and integrity and reaching company goals solely through honorable conduct. It is easy to say what we must do, but the proof is in our actions. Ultimately, we will be judged on what we do.

When considering an action, it is wise to ask: will this build trust and credibility for DecisionPoint? Will it help create a working environment in which DecisionPoint can succeed over the long term? Is the commitment I am making one I can follow through with? The only way we will maximize trust and credibility is by answering “yes” to those questions and by working every day to build our trust and credibility.

Respect for the Individual

We all deserve to work in an environment where we are treated with dignity and respect. DecisionPoint is committed to creating such an environment because it brings out the full potential in each of us, which, in turn, contributes directly to our business success. We cannot afford to let anyone’s talent go to waste.

DecisionPoint is an equal employment/affirmative action employer and is committed to providing a workplace that is free of discrimination of all types of abusive, offensive, or harassing behavior. Any employee who feels harassed or discriminated against should report the incident to his or her manager or to human resources.

Create a Culture of Open and Honest Communication

At DecisionPoint everyone should feel comfortable to speak his or her mind, particularly with respect to ethics concerns. Managers have a responsibility to create an open and supportive environment where employees feel comfortable raising such questions. We all benefit tremendously when employees exercise their power to prevent mistakes or wrongdoing by the right questions at the right times.

DecisionPoint will investigate all reported instances of questionable or unethical behavior. In every instance where improper behavior is found to have occurred, the company will take appropriate action. We will not tolerate retaliation against employees who raise genuine ethics concerns in good faith.

For your information, DecisionPoint’s whistleblower policy is as follows:

Employees are encouraged, in the first instance, to address such issues with their managers or the HR managers, as most problems can be resolved swiftly. If for any reason that is not possible or if an employee is not comfortable raising the issue with his or her manager or HR, DecisionPoint’s Chief Financial Officer, Michael P. Roe and all senior managers do operate with an open-door policy.

We have a toll free number to call for registering any concerns is 877-453-6640.

Set Tone at the Top

Management has added responsibility for demonstrating, through their actions, the importance of this Code. In any business, ethical behavior does not simply happen; it is the product of clear and direct communication of behavioral expectations, modeled from the top and demonstrated by example. Again, ultimately, our actions are what matters.

To make our Code work, managers must be responsible for promptly addressing ethical questions or concerns raised by employees and for taking the appropriate steps to deal with such issues. Managers should not consider employees’ ethics concerns as threats or challenges to their authority, but rather as another encouraged form of business communication. At DecisionPoint, we want the ethics dialogue to become a natural part of daily work.

Uphold the Law

DecisionPoint’s commitment to integrity begins with complying with laws, rules, and regulations where we do business. Further, each of us must have an understanding of the company policies, laws, rules and regulations that are specific to our roles. If we are unsure of whether a contemplated action is permitted by law or DecisionPoint policy, we should seek the advice from the resource expert. We are responsible for preventing violations of law and speaking up if we see possible violations. Because of the nature of business, some legal requirements warrant specific mention here.

Competition

We are dedicated to ethical, fair and vigorous competition. We will sell DecisionPoint products and services based on their merit, superior quality, functionality and competitive pricing. We will make independent pricing and marketing decisions and will not improperly cooperate or coordinate our activities with our competitors. We will not offer or solicit improper payments or gratuities in connections with the purchase of goods or services for DecisionPoint or the sales of its products or services, nor will we engage or assist in unlawful boycotts of particular customers.

Proprietary Information

It is important that we respect the property rights of others. We will not acquire or seek to acquire by improper means of a competitor’s trade secrets or other proprietary or confidential information. We will not engage in unauthorized use, copying, distribution or alteration of software or other intellectual property.

Selective Disclosure

We will not selectively disclose (whether in one-on-one or small discussions, meeting, presentations, proposals or otherwise) any material nonpublic information with respect to DecisionPoint, its securities, business operations, plans, financial condition, results of operations or any development plan. We should be particularly vigilant when making presentations or proposals to customers to ensure that our presentations do not contain material nonpublic information.

Avoid Conflicts of Interest

Conflicts of Interest

We must avoid a relationship or activity that might impair, or even appear to impair, our ability to make objective and fair decisions when performing our jobs. At times, we may be faced with situations where the business actions we take on behalf of DecisionPoint may conflict with our own personal or family interests because of action that is best for us personally may not be the best course of action for DecisionPoint. We owe a duty to DecisionPoint to advance its legitimate interests when the opportunity to do so arises. We must never use DecisionPoint property of information for personal gain or personally take for ourselves any opportunity that is discovered through our position with DecisionPoint.

Here are some other ways in which conflicts of interest could arise

1. Being employed (you or a close family member) by, or acting as a consultant to, a competitor or potential competitor, supplier or contractor, regardless of the nature of the employment, while you are employed with DecisionPoint

2. Hiring or supervising family members or closely related persons.

3. Serving as a board member for an outside commercial company or organization.

4. Owning or having a substantial interest in a competitor, supplier, or contractor.

5. Having a personal interest, financial interest or potential gain in any DecisionPoint transaction.

6. Placing company business with a firm owned or controlled by a DecisionPoint employee or his or her family.

7. Accepting gifts, discounts, favors or services from a customer/potential customer, competitor or supplier, unless equally available to all DecisionPoint employees.

Determining whether a conflict of interest exists is not always easy to do. Employees with a conflict of interest question should seek advice from management. Before engaging in any activity, transaction or relationship that might give rise to a conflict of interest, employees must seek review from their managers or the HR department.

Gifts, Gratuities and Business Courtesies

DecisionPoint is committed to competing solely on merit of our products and services. We should avoid any actions that create a perception that favorable treatment of outside entities by DecisionPoint was sought, received or given in exchange for personal business courtesies. Business courtesies include gifts, gratuities, meals, refreshments, entertainment or other benefits from persons or companies with whom DecisionPoint does or may do business. We will neither give nor accept business courtesies that constitute, or could reasonably be perceived as constituting, unfair business inducements that would violate law, regulation or policies of DecisionPoint or customers, or would cause embarrassment or reflect negatively on DecisionPoint’s reputation.

Most business courtesies offered to us in the course of our employment are offered because of our positions at DecisionPoint Systems. Inc. We should not feel entitlement to accept and keep a business courtesy. Although we may not use our position at DecisionPoint to obtain business courtesies, and we must never ask for them, we may accept unsolicited business courtesies that promote successful working relationships and goodwill with the firms that DecisionPoint maintains or may establish a business relationship with.

Employees who can award contracts to vendors or have the ability to influence the allocation of business or can create specifications that influence the placement of business or participate in the negotiation of contracts must be particularly careful to avoid actions that create the appearance of favoritism or that may adversely affect the company’s reputation for impartiality and fair dealing.

Gifts

Employees may accept unsolicited gifts, other than money, that conform to the reasonable ethical practices of the marketplace.

Generally, employees may not accept compensation, honoraria or money of any amount form entities with whom DecisionPoint does or may do business. Tangible gifts that have a market value greater than $100 may not be accepted unless approved by management.

Employees with questions about accepting business courtesies should talk to their managers of the HR department.

Offering Business Courtesies

Any Employee who offers a business courtesy must assure that it cannot reasonably be interpreted as an attempt to gain an unfair business advantage or otherwise reflect negatively upon DecisionPoint. An employee may never use personal funds or resources to do something that cannot be done with DecisionPoint resources. Accounting for business courtesies must be done in accordance with approved company procedures.

Other than to our government customers, for whom special rules apply, we may provide nonmonetary gifts (i.e., company logo apparel or similar promotional items) to our customers. Further, management may approve other courtesies, including meals, refreshments or entertainment of reasonable value provided that:

•	The practice does not violate any law or regulation or the standards of conduct of the recipient’s organization.
•	The business courtesy is consistent with industry practice, is infrequent in nature and is not lavish.
•	The business courtesy is properly reflected on the books and records of DecisionPoint

Set Metrics and Report Results Accurately

Accurate Public Disclosures

We will make certain that all disclosures made in financial reports and public documents are full, fair, accurate, timely and understandable. This obligation applies to all employees, including all financial executives, with any responsibility for the preparation for such reports, including drafting, reviewing and signing or certifying the information contained therein. No business goal of any kind is ever an excuse for misrepresenting facts or falsifying records.

Employees should inform Executive Management and the HR department if they learn that information in any filing or public communication was untrue or misleading at the time it was made or if subsequent information would affect a similar future filing or public communication.

Corporate Recordkeeping

We create, retain and dispose of our company records as part of our normal course of business in compliance with all DecisionPoint policies and guidelines, as well as all regulatory and legal requirements.

All corporate records must be true, accurate and complete, and company data must be promptly and accurately entered in our books in accordance with DecisionPoint’s and other applicable accounting principles.

We must not improperly influence, manipulate or mislead any unauthorized audit, nor interfere with any auditor engaged to perform an internal independent audit of DecisionPoint books, records, processes or internal controls.

Doing the Right Thing

At DecisionPoint, we must have the courage to tackle the tough decisions and make difficult choices; secure in the knowledge that DecisionPoint is committed to doing the right thing. At times this will mean doing more than simply what the law requires. Merely because we can pursue a course of action does not mean we should do so.

Although DecisionPoint’s guiding principles cannot address every issue or provide answers to every dilemma, they can define the spirit in which we intend to do business and should guide us in our daily conduct.

Several key questions can help identify situations that may be unethical, inappropriate or illegal. Ask yourself:

•	Does what I am doing comply with the DecisionPoint guiding principles, Code of Conduct and company policies?
•	Have I been asked to misrepresent information or deviate from normal procedure?
•	Would I feel comfortable describing my decision at a staff meeting?
•	Am I being loyal to my family, my company and myself?
•	Is it the right thing to do?

Accountability

Each of us is responsible for knowing and adhering to the values and standards set forth in the Code and for raising questions if we are uncertain about company policy. If we are concerned whether the standards are being met or are aware of violations of the Code, we must contact the HR department.

DecisionPoint takes seriously the standards set forth in the Code, and violations are cause for disciplinary action up to and including termination of employment.

Confidential and Proprietary Information

Integral to DecisionPoint’s business success is our protection of confidential company information, as well as nonpublic information entrusted to us by employees, customers and other business partners. Confidential and proprietary information includes such things as pricing and financial data, customer names/addresses or nonpublic information about other companies, including current or potential supplier and vendors. We will not disclose confidential and nonpublic information without a valid business purpose and proper authorization.

Use of Company Resources

Company resources, including time, material, equipment and information, are provided for company business use. Nonetheless, occasional personal use is permissible as long as it does not affect job performances or cause a disruption to the workplace.

Employees and those who represent DecisionPoint are trusted to behave responsibly and use good judgment to conserve company resources. Managers are responsible for the resources assigned to their departments and are empowered to resolve issues concerning their proper use.

We will not use company equipment such as computers, copiers and fax machines in the conduct of an outside business or in support of any religious, political or other outside daily activity, except for company-requested support to nonprofit organizations. We will not solicit contributions nor distribute non-work related materials during work hours.

In order to protect the interests of the DecisionPoint network and our fellow employees, DecisionPoint reserves the right to monitor or review all data and information contained on an employee’s company issued computer or electronic device, the use of the Internet. We will not tolerate the use of company resources to create, access, store, print, solicit or send any materials that are harassing, threatening, abusive, sexually explicit or otherwise offensive or inappropriate.

Questions about the proper use of company resources should be directed to your manager.

APPENDIX B

DECISIONPOINT SYSTEMS, INC. 2014 EQUITY INCENTIVE PLAN

DECISIONPOINT SYSTEMS, INC.
2014 EQUITY INCENTIVE PLAN

1. Purpose.  The purpose of the DecisionPoint Systems, Inc. 2014 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions.  The following definitions shall be applicable throughout this Plan:

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award and Performance Compensation Award granted under this Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.

(f) “Cause” means, unless such term or an equivalent term is otherwise defined in any other written agreement between a Participant and the Company or an Affiliate, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) the Participant’s conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, regardless of whether involving the Company or its Affiliates, (B) the Participant’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates in any material way, (C) the Participant’s (1) repeated and material failure to perform duties as reasonably directed by or on behalf of the Company, (2) material breach of any agreement between the Participant and the Company or its Affiliates (including, without limitation, any consulting, confidentiality, intellectual property assignment, non-solicitation or non-competition agreement), which, if curable, is not cured to the Company’s reasonable satisfaction within 5 Business Days after notice thereof is provided to the Participant or (3) material violation of any rule, regulation, policy or plan for the conduct of (as the case may be) any director, officer, employee, member, manager, consultant or service provider of or to the Company or its Affiliates or its or their business (which, if curable, is not cured to the Company’s reasonable satisfaction within 5 Business Days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, fraud, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured to the Company’s reasonable satisfaction within 5 Business Days after notice thereof is provided to the Participant).  Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company;

(ii) Any “person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(g), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company approved by the Board, (B) any acquisition by the Company not paid for in shares of Company Stock, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (D) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(g)(iv)(A) and 2(g)(iv)(B), (E) any acquisition involving beneficial ownership of less than 50% of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company, such determination to be subject to ongoing review by the Board with or without a change in circumstances; provided, however, that for purposes of this clause (E), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii) The date on which a majority of the members of the Board is replaced during any twelve (12)-month period by directors whose appointment is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iv) The Board or the stockholders of the Company approve and consummate a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.  References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board.  Unless altered by an action of the Board, the Committee shall be the Compensation and Governance and Nominating Committee of the Board.

(j) “Common Shares” means the common stock, par value $0.001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(k) “Company” means DecisionPoint Systems, Inc., a Delaware corporation, together with its successors and assigns.

(l) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(m) “Disability” means a “permanent and total” disability incurred by a Participant while in the employ of the Company or an Affiliate.  For this purpose, a permanent and total disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(n) “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(o) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(p) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(q) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(r) “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(s) “Fair Market Value” means, on a given date, (i) if the Common Stock (A) is listed on a national securities exchange or (B) is not listed on a national securities exchange, but is quoted by the OTC Markets Group, Inc. (www.otcmarkets.com) or any successor or alternative recognized over-the-counter market or another inter-dealer quotation system on a last sale basis, the average selling price of the Common Stock reported on such national securities exchange or other inter-dealer quotation system, determined as the arithmetic mean of such selling prices over the five (5) Trading Days preceding the Date of Grant weighted based on the volume of trading of such Common Stock on each such Trading Day; or (ii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(t) “Immediate Family Members” shall have the meaning set forth in Section 16(b) of the Plan.

(u) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(v) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(w) “Intellectual Property Products” shall have the meaning set forth in Section 15(c) of this Plan.

(x) “Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a withholding obligation of the Participant.

(y) “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(z) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(aa) “Option” means an Award granted under Section 7 of this Plan.

(bb) “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(cc) “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(dd) “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(ee) “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(ff) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.

(gg) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(hh) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ii) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(jj) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(kk) “Permitted Transferee” shall have the meaning set forth in Section 16(b) of this Plan.

(ll) “Person” has the meaning given such term in the definition of “Change in Control.”

(mm) “Plan” means this DecisionPoint Systems, Inc. 2014 Equity Incentive Plan, as amended from time to time.

(nn) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(oo) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(pp) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(qq) “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(rr) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto.  Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ss) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(tt) “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(uu) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(vv) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Outstanding Company Voting Securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership or limited liability company (or any comparable foreign entity (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ww) “Substitute Award” has the meaning given such term in Section 5(e).

(xx) “Trading Day” means any day on which the exchange, quotation system or financial marketplace on or through which Common Shares are traded is open for business.

(yy) “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

3. Effective Date; Duration.  The Plan shall be effective as of the Effective Date, but no Award shall be exercised or paid (or, in the case of a stock Award, shall be granted unless contingent on stockholder approval) unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the date this Plan is adopted by the Board.  The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan and the applicable Award agreement shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer this Plan.  To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director.  However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan.  The acts of a majority of the members present at any meeting taken in accordance with standard Committee procedures, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee.

(b) Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan, to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c) The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder.  Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards.  In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5. Grant of Awards; Shares Subject to this Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of two million five hundred thousand (2,500,000) Common Shares.

(c) Common Shares used to pay the required Exercise Price or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything herein to the contrary, be available again for other Awards under this Plan.  Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under this Plan.

(d) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Subject to compliance with Section 1.409A-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”).  The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

6. Eligibility.  Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7. Options.

(a) Generally.  Each Option granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)).  Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.  All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option.  Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code.  No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.  In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code.  If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b) Exercise Price.  The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company (or any Affiliate which is more than 50% owned by the Company), the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration.  Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award agreement, and shall expire after such period, not to exceed five (5) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.  Unless otherwise provided by the Committee in an Award agreement: (i) an Option shall vest and become exercisable with respect to 100% of the Common Shares subject to such Option on the third anniversary of the Date of Grant; (ii) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability (as determined by the Committee), but not later than the expiration of the Option Period or (B) 90 calendar days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (iii) both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise and Form of Payment.  No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.  Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award agreement accompanied by payment of the Exercise Price.  The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at their Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, that such Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation:  (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a fair market value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised.  Any fractional Common Shares shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option.  Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option.  A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option.  The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance with Laws, etc.  Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally.  Each SAR granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)).  Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.  Any Option granted under this Plan may include tandem SARs.  The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Exercise Price.  The Exercise Price per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c) Vesting and Expiration.  A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option.  A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed five (5) years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.  Unless otherwise provided by the Committee in an Award agreement:  (i) a SAR shall vest and become exercisable with respect to 100% of the Common Shares subject to such SAR on the third anniversary of the Date of Grant; (ii) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability (as determined by the Committee), but not later than the expiration of the SAR Period or (B) 90 calendar days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (iii) both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise.  SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.  Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment.  Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.  The Company shall pay such amount in cash, in Common Shares valued at fair market value, or any combination thereof, as determined by the Committee.  Any fractional Common Share shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) Generally.  Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)).  Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

(b) Restricted Accounts; Escrow or Similar Arrangement.  Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement.  If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio.  Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable.  To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions.  Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units on the third (3rd) anniversary of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.  (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement.  If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion and subject to the requirements of Section 409A of the Code, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case.  If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10. Stock Bonus Awards.  The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine.  Each Stock Bonus Award granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)).  Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards.

(a) Generally.  The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.  Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria.  The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee.  Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.  To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d) Modification of Performance Goal(s).  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval.  The Committee is authorized at any time during the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events:  (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment.  Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation.  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification.  Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula.  The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion.  In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.  The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(f) Timing of Award Payments.  Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rules under Section 1.409A-1(b)(4) of the Treasury Regulations.

12. Changes in Capital Structure and Similar Events.  In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) subject to the requirements of Section 409A of the Code, canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the fair market value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.  Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control.  Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of this Plan to the contrary, with respect to all or any portion of a particular outstanding Award or Awards:

(a) all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the Change in Control;

(b) the Restricted Period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

(c) Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

14. Amendments and Termination.

(a)           Amendment and Termination of this Plan.  The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Employee in Section 2, Section 5(i), Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements.  The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of this Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash or take any action that would have the effect of treating such Award as a new Award for tax or accounting purposes and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

15. General.

(a)           Award Agreements.  Each Award under this Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.  The Company’s failure to specify any term of any Award in any particular Award agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(b) Nontransferability; Trading Restrictions.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.  No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of this Plan, to:  (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award agreement.

(iv) The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver.  No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award.  There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.  Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board.  The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award agreement.  By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants.  With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary.  Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death.  A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee.  The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.  If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Termination of Employment/Service.  Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h) No Rights as a Stockholder.  Except as otherwise specifically provided in this Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.  The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan.  The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(j) Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created.  Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand.  No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits.  No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p) Severability.  If any provision of this Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors.  The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 162(m) Approval.  If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code.  Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s) Expenses; Gender; Titles and Headings.  The expenses of administering this Plan shall be borne by the Company and its Affiliates.  Masculine pronouns and other words of masculine gender shall refer to both men and women.  The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(t) Other Agreements.  Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code.  The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code.  Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations.  If a Participant is a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) at any time during the twelve (12)-month period ending on the date of his termination of employment, and any Award hereunder subject to the requirements of Section 409A of the Code is to be satisfied on account of the Participant’s termination of employment, satisfaction of such Award shall be suspended until the date that is six (6) months after the date of such termination of employment.

(v) Payments.  Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

DECISIONPOINT SYSTEMS,INC. 8697 RESEARCH DRIVE IRVINE, CA 92618	VOTE BY INTERNET - www.proxyvote.com

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CONTROL # →	000000000000

NAME
THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE	1	OF	2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
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			For	Withhold	For All		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote			All	All	Except
FOR ALL of the following:			☐	☐	☐

1.	Election of Directors Nominees

	01 Lawrence Yelin	02 David M. Rifkin	03 Jay B. Sheehy			04 Marc Ferland	05 Robert Schroeder
	06 Donald Dalicandro	07 James F. DeSocio

	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain

2.	Ratification of appointment of BDO USA, LLP as the Company's independent registered public accounting firm							☐	☐	☐

3.	Approval of the DecisionPoint Systems, Inc. 2014 Equity Incentive Plan							☐	☐	☐

4	Advisory vote to approve executive compensation							☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:							1 year	2 years	3 years	Abstain

5. Advisory vote to select frequency of future advisory votes on executive compensation							☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.			☐				Investor Address Line 1
(see reverse for instructions)							Investor Address Line 2
Investor Address Line 3
Please sign exactly as your name(s) appear(s) hereon. When signing as							Investor Address Line 4
attorney, executor, administrator, or other fiduciary, please give full							Investor Address Line 5
title as such. Joint owners should each sign personally. All holders must							John Sample
sign. If a corporation or partnership, please sign in full corporate or							1234 ANYWHERE STREET
partnership name, by authorized officer.							ANY CITY, ON A1A 1A1

		JOB #						SHARES
	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)				Date	CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

DECISIONPOINT SYSTEMS, INC.
Annual Meeting of Shareholders
October 15, 2014 10:00 AM
This proxy is solicited by the Board of Directors

WHITE PROXY CARD

The undersigned hereby appoints David M. Rifkin and Jay B. Sheehy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side hereof, all the common shares of DecisionPoint Systems, Inc. (the "Company") which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the annual meeting of stockholders of the Company to be held on October 15, 2014 at 10:00 A.M. Eastern Time, or any adjournment thereof (the "Meeting"), with all powers which the undersigned would possess if present at the Meeting.

THIS WHITE PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF THE CARD IS SIGNED BY A RECORD HOLDER BUT NO DIRECTIONS ARE MARKED HEREIN, IT WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, FOR THREE YEARS IN REGARD TO PROPOSAL 5, AND WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS RECOMMENDED BY THE BOARD OF DIRECTORS OR, IF NO SUCH RECOMMENDATION IS GIVEN, IN THE DISCRETION OF THE PROXIES.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side